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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Current Report on Form 8K of Sky Financial Group, Inc. (formerly known as Citizens Bancshares, Inc.) dated October 15, 1998, of our report dated January 19, 1998, which appears on page S-27 of Mid Am, Inc.'s 1997 Annual Report Supplement to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997. This Current Report on Form 8K is incorporated into the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-64127) of Sky Financial Group, Inc.



/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
October 15, 1998